                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                IMANAGE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 IMANAGE, INC.
                      2121 SOUTH EL CAMINO REAL, SUITE 400
                          SAN MATEO, CALIFORNIA 94403

                                                                    May 16, 2000

To our stockholders:

     You are cordially invited to attend the annual meeting of stockholders of iManage, Inc. on June 21, 2000 at 10:00 a.m. Pacific Daylight Time in the Menlo Room of the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 1999 iManage, Inc. Annual Report, which includes audited financial statements and certain other information.

     It is important that you use this opportunity to take part in the affairs of iManage, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ MAHMOOD PANJWANI
                                          --------------------------------------
                                          Mahmood Panjwani
                                          President and Chief Executive Officer

                                 IMANAGE, INC.
                      2121 SOUTH EL CAMINO REAL, SUITE 400
                          SAN MATEO, CALIFORNIA 94403

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 21, 2000

Dear Stockholder:

     You are invited to attend the annual meeting of stockholders of iManage, Inc., which will be held on June 21, 2000 at 10:00 a.m. Pacific Daylight Time in the Menlo Room of the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, 94025, for the following purposes:

     1. To elect two (2) Class I directors to the iManage, Inc. board of directors to hold office for a three-year term and until their successors are elected and qualified.

     2. To amend the iManage, Inc. 1997 Stock Option Plan to modify the automatic annual reserve increase and establish a grant limit for the plan.

     3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2000.

     4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 25, 2000, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal offices.

                                          By order of the board of directors,

                                          /s/ MARK CULHANE
                                          --------------------------------------
                                          Mark Culhane
                                          Secretary

San Mateo, California
May 16, 2000

   STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                 IMANAGE, INC.
                      2121 SOUTH EL CAMINO REAL, SUITE 400
                          SAN MATEO, CALIFORNIA 94403

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the board of directors of iManage, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held June 21, 2000, or any adjournment thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this proxy statement is May 16, 2000, the approximate date on which this proxy statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

     Annual Report. An annual report for the year ended December 31, 1999, is enclosed with this proxy statement.

     Voting Securities. Only stockholders of record as of the close of business on April 25, 2000, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 21,962,391 shares of our common stock, par value $.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each stockholder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Our bylaws provide that a majority of all of the shares of our capital stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

     Solicitation of Proxies. iManage will bear the cost of soliciting proxies. We will solicit stockholders by mail through our regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of iManage at our principal offices at 2121 South El Camino Real, Suite 400, San Mateo, California 94403, of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     iManage has a classified board of directors which currently consists of five (5) directors: two (2) of whom are Class I directors, two (2) of whom are Class II directors, and one (1) who is a Class III director. Class I and Class II directors serve until the annual meeting of stockholders to be held in 2000 and 2001, respectively, and the Class III director serves until the annual meeting of stockholders to be held in 2002. All directors serve until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in that class whose terms expire at such annual meeting.

     Management's nominees for election at the 2000 annual meeting of stockholders to Class I of the board of directors are Rafiq Mohammadi and Moez
R. Virani. If elected, the nominees will serve as directors until iManage's annual meeting of stockholders in 2003, and until their successors are elected and qualified. If the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election, although management knows of no reason to anticipate that this will occur, the proxies may be voted for substitute nominees as the board of directors may designate.

     The table below sets forth the names and certain information of our directors, including the Class I nominees to be elected at this meeting.

                                                                                     DIRECTOR
              NAME                     PRINCIPAL OCCUPATION WITH IMANAGE       AGE    SINCE
              ----                     ---------------------------------       ---   --------
Class I nominees to be elected at the 2000 annual meeting of stockholders:
  Rafiq Mohammadi                 Director, Chief Technology Officer and Vice  39      1995
                                  President, Engineering
  Moez R. Virani                  Director                                     44      1996
Class II directors whose terms expire at the 2001 annual meeting of stockholders:
  Mahmood Panjwani                Chairman of the Board of Directors,          41      1995
                                  President and Chief Executive Officer
  DuWayne Peterson                Director                                     67      1999
Class III director whose term expires at the 2002 annual meeting of stockholders:
  Mark W. Perry                   Director                                     56      1998

     Rafiq Mohammadi is a co-founder of iManage and has served as our chief technology officer and director since October 1995. Between 1985 and 1995, Mr. Mohammadi co-founded and served as president of M/H Manage, a company that developed and distributed software that converted documents between different platforms and formats.

     Moez R. Virani has been one of our directors since December 1996. Mr. Virani has been a partner at Mohr Davidow Ventures, a venture capital firm, since July 1999. From January 1998 to June 1999, Mr. Virani served as the chief financial officer of Ziff-Davis Events, Inc., a media company. From February 1995 to December 1997, Mr. Virani was the chief financial officer and chief operating officer of SOFTBANK Forums, Inc., a wholly-owned subsidiary of SOFTBANK, Inc. From 1984 to 1995, Mr. Virani worked for Sun Microsystems in a variety of senior domestic and international finance positions.

     Mahmood Panjwani is a co-founder of iManage and has served as our president, chief executive officer and chairman of our board of directors since October 1995. In August 1988, Mr. Panjwani founded Q-Image Corporation, a consulting services company, and served as its president and chairman of the board of directors until December 1997.

     DuWayne Peterson has been one of our directors since September 1999. Mr. Peterson is currently serving as president of DuWayne Peterson Associates, a consulting and advisory firm specializing in information technology. From June 1986 to June 1991, Mr. Peterson served as executive vice president and chief information officer for Merrill Lynch. From March 1977 to June 1986 he served as executive vice president of Security Pacific Corporation and chairman and chief executive officer of Security Pacific Automation Company. He has also held senior information technology management positions at Citibank and RCA.

Mr. Peterson serves on the board of directors of IFS International, an electronic banking software company, as well as on the boards of directors of several private companies.

     Mark W. Perry has been one of our directors since September 1998. From October 1995 to May 1996, Mr. Perry was a consultant to New Enterprise Associates, a venture capital firm and one of our major stockholders. Mr. Perry is currently a general partner at New Enterprise Associates, a position he has held since June 1996. From May 1994 to December 1995, Mr. Perry was president and chief executive officer of ViewStar Corporation, a client/server software company. From 1985 to April 1994, Mr. Perry was an executive at Silicon Graphics. Mr. Perry serves on the boards of directors of several private companies.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

     During 1999, the board of directors held 9 meetings. Each incumbent director attended at least 75% of the aggregate of such meetings of the board and any committee of the board on which he served. The board of directors has established an audit committee and a compensation committee.

     The audit committees function is to:

     - review with the independent auditors and management of iManage the annual financial statements and independent accountants' opinion,

     - review the scope and results of the examination of our financial statements by the independent accountants,

     - approve all professional services and related fees performed by the independent accountants,

     - recommend the retention of the independent auditors to the board, subject to ratification by the stockholders, and

     - periodically review our accounting policies and internal accounting and financial controls.

     The audit committee also oversees actions taken by our independent accountants and recommends the engagement of auditors. The members of the audit committee during 1999 were Mark Perry, Moez Virani and DuWayne Peterson. The audit committee held 1 meeting in 1999.

     The compensation committees function is to make decisions concerning salaries and incentive compensation for executive officers of iManage. The members of the compensation committee during 1999 were Mark W. Perry, Moez R. Virani and DuWayne Peterson. During 1999, the compensation committee held no meetings.

COMPENSATION OF DIRECTORS

     Directors of iManage do not receive compensation for attending board or committee meetings and do not currently receive any reimbursement for expenses incurred in attending board and board committee meetings.

     Our amended 1997 stock option plan provides that upon each nonemployee director's initial election or appointment, he automatically receives a nonstatutory stock option to purchase 30,000 shares of common stock. As long as the director continues to serve on the board, one-third of the option shares will vest after one year and the remaining two-thirds will vest in equal monthly increments over the following two years. In addition, beginning with our annual stockholders meeting in 2001, when a nonemployee director is reelected to the board, the director will automatically be granted a nonstatutory stock option to purchase shares of common stock equal to 10,000 multiplied by the number of years of the director's elected term. For example, if a director is reelected to a three year term, the size of the option grant would be 30,000 shares. Similarly, an option grant would be for 20,000 shares for a director reelected to a two year term and 10,000 shares for a director reelected to a one year term. Each of these additional options will vest in equal monthly increments over the director's elected term. A director does not receive an additional option if at the time of the director's reelection to the board, the director has served on the board for less than one year. Each option granted to a nonemployee director will have a per share exercise price equal to the fair market value of a share of common stock on the grant date. Each option granted to a nonemployee director will have a term of 10 years. Vesting of nonemployee director options will accelerate in full if a change in control occurs before the option becomes fully vested.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     If a quorum is present and voting at the annual meeting of stockholders, the nominees for Class I director receiving the highest number of votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

                              PROPOSAL NUMBER TWO

                    AMENDMENT OF THE 1997 STOCK OPTION PLAN

     The board of directors and our stockholders approved the adoption of the 1997 Stock Option Plan, also referred to as the 1997 Plan, in June 1997, and the plan has been amended from time to time. Currently, the maximum number of shares issuable under the 1997 Plan is 6,000,000, and the share reserve is automatically increased on the first day of each fiscal year beginning on or after December 31, 2000 by a number of shares equal to the lesser of (a) 1,200,000 shares, (b) 5% of the number of shares of our common stock that was issued and outstanding on the last day of the immediately preceding fiscal year, or (c) a lesser number of shares as determined by our board of directors or a committee of the board. Because the use of options is an important factor in attracting and retaining qualified employees and consultants, the board of directors has amended the 1997 Plan, subject to stockholder approval, to provide that the automatic annual increase will not be limited to a maximum of 1,200,000 shares, and that the annual increase will be equal to 5% of the number of shares of our common stock that was issued and outstanding on the last day of the immediately preceding fiscal year, or a lesser number of shares as determined by our board of directors or a committee of the board.

     The Internal Revenue Code of 1986 (the "Code") limits the amount of compensation paid to a corporation's chief executive officer and four other most highly compensated officers that the corporation may deduct as an expense for federal income tax purposes. To enable iManage to continue to deduct in full all amounts of ordinary income recognized by its executive officers in connection with awards granted under the 1997 Plan, the board of directors has amended the 1997 Plan, subject to stockholder approval, to limit to 1,000,000 the maximum number of shares for which awards may be granted to any employee in any fiscal year. However, our stock option grants typically do not approach this limit.

     The stockholders are now being asked to approve the amendment to the automatic annual share reserve increase provision, as well as the grant limit. The board of directors believes that approval of these amendments is in the best interests of iManage and our stockholders because (1) the future availability of an adequate reserve of shares under the 1997 Plan is an important factor in attracting, motivating and retaining qualified officers and employees essential to our success and in aligning their long-term interests with those of the stockholders and (2) approval of the grant limit will allow iManage to continue to deduct compensation related to awards granted under the 1997 Plan for federal income tax purposes.

SUMMARY OF THE PROVISIONS OF THE 1997 PLAN

     The following summary of the 1997 Plan is qualified in its entirety by the specific language of the 1997 Plan, a copy of which is available to any stockholder upon request.

     A total of 6,000,000 shares of common stock have been reserved for issuance under the 1997 Plan. Currently, the share reserve will automatically be increased on the first day of each fiscal year beginning on and after December 31, 2000 by the lesser of:

          1,200,000 shares;

          5% of the number of shares of our common stock that was issued and outstanding on the last day of the immediately preceding fiscal year; or

          a lesser number of shares as determined by our board of directors or a committee of the board.

     The board has amended the 1997 Plan, subject to stockholder approval, to provide that the amount of the annual increase will not be limited to a maximum of 1,200,000 shares, and that the annual increase will be equal to 5% of the number of shares of our common stock that was issued and outstanding on the last day of the immediately preceding fiscal year, or a lesser number of shares as determined by our board of directors or a committee of the board. If the stockholders approve the amendment to the automatic annual increase provision, no more than 6,000,00 shares may be cumulatively issued pursuant to the exercise of incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 ("ISOs")

     In the event of any stock dividend, stock split, reverse stock split, combination, reclassification, or similar change in the capital structure of iManage, appropriate adjustments will be made to the shares subject to the 1997 Plan, to the proposed grant limit and incentive stock option issuance limit described above and to outstanding options. To the extent any outstanding option under the 1997 Plan expires or terminates prior to exercise in full, or if iManage repurchases shares issued upon exercise of an option, the shares of common stock for which that award is not exercised or the repurchased shares are returned to the 1997 Plan and will again be available for issuance under the 1997 Plan.

     Under the 1997 Plan, all of our employees or employees of a subsidiary, all directors who are not our employees or employees of a subsidiary and any independent contractor or advisor who performs services for us or a subsidiary are eligible to receive nonstatutory stock options. Employees are also eligible to receive ISOs. In addition, subject to stockholder approval, the board has amended the 1997 Plan to provide that during any fiscal year of iManage, no employee may receive options under the plan for more than a total of 1,000,000 shares. The 1997 Plan is administered by our board of directors, which selects the persons who will receive options, determines the number of shares in each option and prescribes other terms and conditions, including the type of consideration to be paid to us upon exercise and vesting schedules, in connection with each option. However, this responsibility may be delegated to a committee at the option of our board of directors.

     The exercise price of nonstatutory stock options granted under the 1997 Plan must be at least 85% of the fair market value of our common stock on the date of grant. The exercise price under incentive stock options cannot be lower than 100% of the fair market value of our common stock on the date of grant and, in the case of incentive stock options granted to 10% stockholders, not less than 110% of the fair market value. The term of an incentive stock option cannot exceed ten years, and the term of an incentive stock option granted to a 10% stockholder cannot exceed five years. The 1997 Plan authorizes the board to grant nonstatutory stock options with a term in excess of 10 years. An individual's options generally expire 30 days following a termination of employment or six months following the individual's termination date if the termination was due to his death or disability.

     Options granted under the 1997 Plan generally vest and become exercisable over four years, although the board or committee may specify a different vesting schedule for a particular grant. In addition, the 1997 Plan provides for the automatic grant of options to nonemployee directors. See "Compensation of Directors" on page 3. Options granted under the 1997 Plan are generally nontransferable other than by will or the laws of descent and distribution, although the board or committee may grant nonstatutory stock options which allow for limited transferability.

     In the event of a change in control of iManage, the acquiring or successor corporation may assume or substitute for the outstanding options granted under the 1997 Plan. The outstanding options will terminate if these options are not exercised or assumed or substituted for by the acquiring or successor corporation.

     Under the 1997 Plan, as of March 31, 2000, there were outstanding options to purchase 1,469,275 shares of common stock at exercise prices ranging from $0.20 to $9.90 per share, or a weighted average exercise price per share of $3.6949. Options to acquire 3,478,174 shares have been exercised. As of March 31, 2000, a total of 1,052,551 shares of common stock were available for future option grants. If any option granted under the 1997 Plan expires, terminates or is canceled for any reason, or if we repurchase shares of stock issued subject to a right of repurchase, the shares allocable to the unexercised option or the repurchased shares will become available for further issuance for grants under the 1997 Plan.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 1997 PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 1997 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     ISOs. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an ISO qualifying under
Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, iManage will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise, referred to as a disqualifying disposition, the difference between the fair market value of the shares on the exercise date and the option exercise price, not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized, will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Generally, for federal income tax purposes, iManage should be able to deduct any ordinary income recognized by the optionee upon the disqualifying disposition of the shares, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

     The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if the tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory stock options. Options not designated or qualifying as ISOs will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, the ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 1 year. No tax deduction is available to iManage with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to that grant. iManage generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast on the proposal at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

     The board of directors believes that approval of the proposed amendments to the 1997 Plan are in the best interests of iManage and its stockholders for the reasons described above. THEREFORE, FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE AUTOMATIC ANNUAL RESERVE INCREASE AND THE ESTABLISHMENT OF THE GRANT LIMIT OF 1,000,000 SHARES.

                             PROPOSAL NUMBER THREE

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The board of directors has selected PricewaterhouseCoopers LLP as independent accountants to audit our financial statements for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP has acted in such capacity since its appointment during the fiscal year ended December 31, 1995. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting of stockholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of iManage common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS IMANAGE'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 31, 2000, with respect to the beneficial ownership of iManage common stock by:

     - the chief executive officer, and the four other highest compensated executive officers of iManage whose salary and bonus for the year ended December 31, 1999 exceeded $100,000, also referred to as the "Named Executive Officers,"

     - each director and director nominee of iManage,

     - each person known by iManage to be the beneficial owner of more than 5% of our common stock, and

     - all executive officers and directors of iManage as a group.

     Except as otherwise indicated, the address of each beneficial owner is c/o iManage, Inc., 2121 South El Camino Real, Suite 400, San Mateo, California 94403.

     Except as indicated in the footnotes to the table, iManage believes that the persons named in the table have sole voting and dispositive power with respect to all shares of common shown as beneficially owned by them, subject to community property laws, where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of March 31, 2000 upon the exercise of options and these shares are considered outstanding for purposes of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Percentages are based on 21,955,705 shares of common stock outstanding on March 31, 2000.

                                                                   SHARES OWNED
                                                              -----------------------
                                                              NUMBER OF
           NAME AND ADDRESS OF BENEFICIAL OWNERS               SHARES      PERCENTAGE
           -------------------------------------              ---------    ----------
NAMED EXECUTIVE OFFICERS
Mahmood Panjwani(1).........................................  3,156,000       14.4%
Rafiq Mohammadi(2)..........................................  2,823,334       12.9%
Owen Anthony Carton(3)......................................    353,920        1.6%
Philip Uchno(4).............................................    240,000        1.1%
Mark Culhane(5).............................................    230,000        1.0%
OTHER DIRECTORS AND DIRECTOR NOMINEES
Mark W. Perry(6)............................................  2,840,000       12.9%
  c/o New Enterprise Associates
  2490 Sand Hill Road
  Menlo Park, CA 94025
Moez R. Virani(7)...........................................    329,930        1.5%
  c/o Mohr Davidow Ventures
  2775 Sand Hill Road, Suite 240
  Menlo Park, CA 94025
DuWayne Peterson............................................          0          *

                                                                   SHARES OWNED
                                                              -----------------------
                                                              NUMBER OF
           NAME AND ADDRESS OF BENEFICIAL OWNERS               SHARES      PERCENTAGE
           -------------------------------------              ---------    ----------
OTHER 5% STOCKHOLDERS
New Enterprise Associates(8)................................  2,740,000       12.5%
  Attn: Mark W. Perry
  2490 Sand Hill Road
  Menlo Park, CA 94025
Entities and individuals associated with C.E. Unterberg,
  Towbin, L.P.(9)...........................................  2,031,931        9.3%
  Swiss Bank Tower
  10 East 50th Street
  New York, NY 10022
Entities and individuals associated with Louis Leitz Digital
  Systems GmbH & Co.(10)....................................  1,293,885        5.9%
  Seimenstrasse 64,
  70469 Stuttgart Germany
All executive officers and directors as a group (8
  persons)(11)..............................................  9,973,184       45.4%

---------------
  *  Less than 1%

 (1) Includes

     (a) 2,623,000 shares held in joint tenancy with Ms. Rashid, Mr. Panjwani's wife;

     (b) 50,000 shares held by Mr. Panjwani and Ms. Rashid as the trustees of the Danyal M. Panjwani Trust;

     (c) 100,000 shares held by Mr. Panjwani and Ms. Rashid as the trustees of the Panjwani Irrevocable Trust dated December 31, 1998;

     (d) 180,000 shares held by Ms. Rashid, of which 59,828 shares are subject to a right of repurchase in favor of iManage which lapses over time;

     (e) 50,000 shares exercisable within 60 days of March 31, 2000 under an option held by Ms. Rashid, of which 50,000 shares are subject to a right of repurchase in favor of iManage which lapses over time;

     (f) 100,000 shares exercisable within 60 days of March 31, 2000 under an option held by Mr. Panjwani, of which 100,000 shares are subject to a right of repurchase in favor of iManage which lapses over time; and

     (g) 53,000 shares held by Sherbanu Panjwani, Mr. Panjwani's mother, who resides with Mr. Panjwani.

 (2) Includes:

     (a) 130,000 shares of common stock held by Northern Trust Co. of Chicago as Trustee of the Rafiq R. Mohammadi 1999 Irrevocable Trust, dated November 8, 1999; and

     (b) 50,000 shares exercisable within 60 days of March 31, 2000, of which 50,000 shares are subject to a right of repurchase in favor of iManage which lapses over time.

 (3) Includes:

     (a) 88,959 shares subject to a right of repurchase in favor of iManage which lapses over time, of which 10,000 shares are subject to a right of repurchase in favor of iManage which lapses over time; and

     (b) 50,000 shares exercisable within 60 days of March 31, 2000.

 (4) Includes:

     (a) 10,000 shares exercisable within 60 days of March 31, 2000; and

     (b) 230,000 shares exercisable within 60 days of March 31, 2000.

 (5) Includes:

     (a) 112,500 shares subject to a right of repurchase in favor of iManage which lapses over time;

     (b) 5,000 shares held by Mark and Michele Culhane as trustees of the Michael D. Culhane 1999 Irrevocable Trust;

     (c) 5,000 shares held by Mark and Michele Culhane as trustees of the Maxwell A. Culhane 1999 Irrevocable Trust;

     (d) 5,000 shares held by Mark and Michele Culhane as trustees of the Monica
         G. Culhane 1999 Irrevocable Trust; and

     (e) 50,000 shares exercisable within 60 days of March 31, 2000, of which 50,000 shares are subject to a right of repurchase in favor of iManage which lapses over time.

 (6) Includes:

     (a) 100,000 shares subject to options held by Mark W. Perry that are exercisable within 60 days of March 31, 2000, of which 62,500 are subject to a right of repurchase in favor of iManage which lapses over time;

     (b) 2,783 shares held by NEA Ventures 1998, Limited Partnership;

     (c) 27,828 shares held by NEA Presidents Fund, L.P.; and

     (d) 2,709,389 shares held by New Enterprise Associates VIII, Limited Partnership.

     Mr. Perry is a general partner of New Enterprise Associates and a director of iManage.

     Mr. Perry disclaims beneficial ownership of shares held by these entities, except for his proportional interest arising from his partnership interest in New Enterprise Associates.

 (7) Includes 254,930 shares registered in the name of the Moez R. Virani and Vivienne Virani, Trustees of the Virani Family 93 Revocable Trust Dated 11/24/93.

 (8) Includes:

     (a) 2,783 shares held by NEA Ventures 1998, Limited Partnership;

     (b) 27,828 shares held by NEA Presidents Fund, L.P.; and

     (c) 2,709,389 shares held by New Enterprise Associates and has dispositive and voting power for these shares.

 (9) Includes:

     (a) 127,388 shares held by C.E. Unterberg, Towbin, LLC;

     (b) 1,016,786 shares held by Unterberg Harris Private Equity Partners,
         L.P.;

     (c) 323,940 shares held by C.E. Unterberg, Towbin, L.P.;

     (d) 217,177 shares held by Unterberg Harris Private Equity Partners, C.V.;

     (e) 63,694 shares held by A. Robert Towbin, a managing director of C.E. Unterberg, Towbin L.P.; and

     (f) an aggregate of 282,946 shares held by seven trusts and two 401(k) profit sharing accounts, all of which have beneficiaries or trustees who are affiliated with C.E. Unterberg, Towbin L.P. or the principals of C.E. Unterberg, Towbin L.P.

(10) Includes 20,000 shares held by Harold Raetzsch, a former executive officer of Louis Leitz Digital Systems GmbH & Co.'s U.S. subsidiary.

(11) Includes:

     (a) 863,787 shares subject to a right of repurchase in favor of iManage which lapses over time; and

     (b) 410,000 shares subject to options that are exercisable within 60 days of March 31, 2000.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information concerning the total compensation of the Named Executive Officers for the years ended December 31, 1999, 1998 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                                --------------------
                                                    ANNUAL COMPENSATION         NUMBER OF SECURITIES
                                               -----------------------------         UNDERLYING
         NAME AND PRINCIPAL POSITION           YEAR    SALARY(1)    BONUS(1)          OPTIONS
         ---------------------------           ----    ---------    --------    --------------------
Mahmood Panjwani.............................  1999    $205,000     $ 61,500          100,000
  President, Chief Executive Officer           1998     120,000       84,066               --
                                               1997     120,000           --               --

Owen Carton(2)...............................  1999     156,865       60,000           50,000
  Vice President, Marketing and                1998      67,708       15,000          305,000
  Strategic Planning

Mark Culhane(3)..............................  1999     146,442       45,000           50,000
  Chief Financial Officer, Secretary           1998      35,000       10,000          180,000

Rafiq Mohammadi..............................  1999     150,000       45,000           50,000
  Vice President, Engineering and              1998     120,000           --               --
  Chief Technology Officer                     1997     120,000           --               --

Philip Uchno(4)..............................  1999     133,336       66,664          240,000
  Vice President, Worldwide Sales

---------------
(1) Amounts shown are on a full year basis, and include cash and noncash compensation earned by executive officers.

(2) Mr. Carton was not employed by iManage in 1997 and his annualized salary in 1998 was $150,000.

(3) Mr. Culhane was not employed by iManage in 1997 and his annualized salary in 1998 was $140,000.

(4) Mr. Uchno was not employed by iManage in 1997 and 1998 and his annualized salary in 1999 was $150,000.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides the specified information concerning grants of options to purchase iManage common stock during 1999 to the Named Executive Officers.

                              NUMBER OF        % OF                                   POTENTIAL REALIZABLE VALUE
                              SECURITIES      TOTAL                                    AT ASSUMED ANNUAL RATES
                              UNDERLYING     OPTIONS                                 OF STOCK PRICE APPRECIATION
                               OPTIONS      GRANTED TO     EXERCISE                        FOR OPTION TERM
                               GRANTED     EMPLOYEES IN     OR BASE     EXPIRATION   ----------------------------
            NAME                 (#)       FISCAL YEAR    PRICE($/SH)      DATE         5%($)          10%($)
            ----              ----------   ------------   -----------   ----------   -----------    -------------
Mahmood Panjwani(1).........   100,000          6.0%         $9.90       11/12/09     $476,005       $1,344,368
Owen Carton.................    50,000          3.0           9.00       11/12/09      283,003          717,184
Mark Culhane................    50,000          3.0           9.00       11/12/09      283,003          717,184
Rafiq Mohammadi(1)..........    50,000          3.0           9.90       11/12/09      238,003          672,184
Phil Uchno..................   240,000         14.3           9.00            (2)      186,782          473,342

---------------
(1) Mr. Panjwani and Mr. Mohammadi each own more than 10% of our outstanding stock. Thus, the exercise price must be 110% of fair market value on the date of grant.

(2) 230,000 option shares expire 5/15/09 and 10,000 option shares expire
    11/12/09.

   AGGREGATE OPTION EXERCISES FOR FISCAL 1999 AND FISCAL 1999 YEAR-END VALUES

     The following table provides certain information concerning exercises of options to purchase iManage common stock during 1999, and unexercised options held as December 31, 1999, by the Named Executive Officers:

                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING
                                                                    UNEXERCISED        VALUE OF UNEXERCISED
                                        SHARES                       OPTIONS AT        IN-THE-MONEY OPTIONS
                                       ACQUIRED                     12/31/99(1)           AT 12/31/99(2)
                                          ON         VALUE      --------------------   ---------------------
                NAME                   EXERCISE   REALIZED(3)   VESTED     UNVESTED    VESTED      UNVESTED
                ----                   --------   -----------   -------    ---------   -------    ----------
Mahmood Panjwani.....................       --           --       --        100,000      --       2,222,500
Owen Anthony Carton(1)...............  305,000      129,625       --         50,000      --       1,156,250
Mark Culhane(1)......................                             --         50,000      --       1,156,250
Rafiq Mohammadi......................       --           --       --         50,000      --       1,111,250
Phil Uchno(1)........................  230,000      207,000       --         10,000      --         231,250

---------------
(1) iManage has a right of repurchase as to any unvested shares upon optionees termination of employment at their original exercise price.

(2) Calculated on the basis of the fair market value of the underlying securities as of December 31, 1999 of $32.125 per share, as reported as the closing price on the National Association of Securities Dealers Automated Quotations System, minus the aggregate exercise price.

(3) Fair market price on date of exercise, less exercise price.

     No compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year was paid pursuant to a long-term incentive plan during fiscal 1999 to any Named Executive Officer. iManage does not have any defined benefit or actuarial plan under which benefits are determined primarily by final compensation or average final compensation and years of service with any of the Named Executive Officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The compensation committee is composed of Mark W. Perry, Moez R. Virani and DuWayne Peterson. No interlocking relationships exist between any member of our compensation committee and any member of any other company's board of directors or compensation committee. The compensation committee makes recommendations regarding our employee stock plans and makes decisions concerning salaries and bonus compensation for executive officers of iManage. Before the creation of one compensation committee, all compensation decisions were made by our full board of directors. Neither Mr. Panjwani nor Mr. Mohammadi participated in discussions by our board of directors regarding his own compensation.

CHANGE OF CONTROL AND SEVERANCE ARRANGEMENTS

     In July 1998, we entered into a letter agreement with Mr. Carton that provides that if he is terminated by us without cause, Mr. Carton will be entitled to receive six months of his base salary paid consistent with our normal payroll practices.

     In September 1998, we entered into a letter agreement with Mr. Culhane that provides that if, within 12 months following a transfer of control of iManage, he is constructively terminated, Mr. Culhane will be entitled to receive six months of his base salary to be paid under our normal payroll practices. In addition, Mr. Culhane's options will immediately accelerate in an amount equal to the lesser of (A) 60% of the total number of his shares subject to options as of the date of the constructive termination or (B) the number of his remaining unvested shares subject to options as of the date of the constructive termination.

     In May 1999, we entered into a letter agreement with Mr. Uchno that provides that if, within 12 months following a transfer of control of iManage, he is constructively terminated, Mr. Uchno's options will immediately accelerate in an amount equal to 50% of his remaining unvested options as of the date of the constructive termination. If at any time on or before May 5, 2000 we terminate Mr. Uchno without cause, his options will vest based on the number of full months of service he has provided to iManage as of the date of his termination. If at any time on or before May 5, 2000 Mr. Uchno terminates his employment with us for any reason, or if we terminate his employment for cause, we will have the right to repurchase his vested options at the original option price.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires iManage's executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish iManage with copies of all Section 16(a) forms that they file.

     Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in fiscal 1999.

                               NEW PLAN BENEFITS

     The following table sets forth grants of stock options received under the 1997 Plan during the fiscal year ended December 31, 1999 by:

     - the Named Executive Officers;

     - all current executive officers as a group;

     - all current directors who are not executive officers as a group; and

     - all employees, who are not executive officers, as a group.

                                                               1997 PLAN
                                                      ---------------------------
                                                                        NUMBER OF
                 NAME AND POSITION                    EXERCISE PRICE     SHARES
                 -----------------                    --------------    ---------
Mahmood Panjwani....................................      $9.90           100,000
Owen Carton.........................................       9.00            50,000
Mark Culhane........................................       9.00            50,000
Rafiq Mohammadi.....................................       9.90            50,000
Phil Uchno..........................................       9.00           240,000
Executive group (5 persons).........................       9.36           490,000
Non-executive director group (3 persons)............       2.55            55,000
Non-executive officer employee group................       1.33         1,190,500

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation committee is comprised of Mark Perry, Moez Virani and DuWayne Peterson, each an outside director of the board of directors and is responsible for setting and monitoring policies governing compensation of executive officers. The compensation committee reviews the performance and compensation levels for executive officers and sets salary and bonus levels and option grants under our 1997 Stock Option Plan. The objectives of the committee are to correlate executive compensation with our business objectives and performance, and to enable us to attract, retain and reward executive officers who contribute to our long-term success.

SALARY

     The compensation committee annually assesses the performance and sets the salary of the President and Chief Executive Officer, Mahmood Panjwani. In turn, Mr. Panjwani annually assesses the performance of all other executive officers and recommends salary increases which are reviewed and approved by the compensation committee.

     In particular, Mr. Panjwani's compensation as President and Chief Executive Officer is based on compensation levels of President/Chief Executive Officers of comparable size companies. In addition, the compensation committee considers certain incentive objectives based on iManage's performance as it relates to revenue levels and earnings per share levels.

     In determining executive officer salaries, the compensation committee reviews recommendations from Mr. Panjwani which include information from salary surveys, performance evaluations and the financial condition in 1999 of iManage. The compensation committee also establishes both financial and operational based objectives and goals in determining executive officer salaries. These goals and objectives include sales and spending forecasts for the upcoming year and published executive compensation literature for comparable sized companies.

     For more information regarding the compensation and employment arrangements of Mr. Panjwani and other executive officers, see "EXECUTIVE COMPENSATION AND OTHER MATTERS."

BONUSES

     While the compensation committee did not administer a bonus plan for executives in 1999, the committee may administer such a bonus plan in the future in order to provide additional incentives to executives who meet established performance goals. Awards under this bonus plan may be contingent upon iManage's attainment of revenue and operating profit targets, set by the compensation committee in consultation with the Chief Executive Officer. Additionally, awards may be weighted so that executives would receive proportionately higher awards when our performance reaches maximum targets, proportionately smaller awards when our performance reaches minimum targets, and no awards when we do not meet minimum performance targets.

STOCK OPTIONS

     The compensation committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for our stockholders and, therefore, periodically grants stock options under our stock option plan. Stock options are granted at the current market price and will only have value if our stock price increases over the exercise price.

     The compensation committee determines the size and frequency of option grants for executive officers, after consideration of recommendations from the Chief Executive Officer. Recommendations for options are based upon the relative position and responsibilities of each executive officer, previous and expected contributions of each officer to iManage and previous option grants to such executive officers. Generally, option grants vest 25% twelve months after commencement of employment or after the date of grant and continue to vest thereafter in equal monthly installments over three years, conditioned upon continued employment.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mahmood Panjwani has served as our president and chief executive officer since October 1995. Early in 2000, the compensation committee reviewed Mr. Panjwani's performance with regard to performance objectives set by the board of directors in 1999, weighted among specific personal and corporate objectives, in determining his eligibility for bonus compensation. Mr. Panjwani's bonus compensation for fiscal 1999 was $61,500. In addition, the board of directors increased Mr. Panjwani's salary to $250,000 per year and granted him options to purchase 100,000 shares of iManage's common stock based on attainment of predetermined financial and other corporate goals.

                                          Respectfully submitted by the
                                          Compensation Committee
                                          Mark W. Perry
                                          Moez R. Virani
                                          DuWayne Peterson

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OPTION GRANTS TO DIRECTORS AND EXECUTIVE OFFICERS

     In November 1997, we granted to Moez R. Virani, one of our directors, an option to purchase a total of 50,000 shares of common stock at an exercise price of $0.20 per share. In March 1999, we granted Mr. Virani an additional option to purchase 25,000 shares of common stock at an exercise price of $0.60 per share. Mr. Virani has exercised both options.

     In July 1998, we granted to Owen Carton, our vice president, marketing and strategic planning, an option to purchase 305,000 shares of common stock at an exercise price of $0.30 per share. Mr. Carton exercised options to purchase 177,917 shares in April 1999 and 127,083 shares in May 1999 with funds we loaned him under two full recourse promissory notes approved by our board of directors. The April 1999 promissory note accrues interest at the rate of 4.71% per year and is due on March 31, 2003. The May 1999 promissory note accrues interest at the rate of 4.83% per year and is due on May 30, 2003.

     In September 1998, we granted to Mark W. Perry, one of our directors, an option to purchase 100,000 shares of common stock at an exercise price of $0.40 per share. Mr. Perry has not exercised the option.

     In October 1998, we granted to Mark Culhane, our chief financial officer and secretary, options to purchase 180,000 shares of common stock at an exercise price of $0.40 per share. In November 1998, Mr. Culhane exercised the option in full with funds we loaned him under a full recourse promissory note approved by our board of directors. The promissory note accrues interest at the rate of 4.51% per year and is due on November 12, 2002. This promissory note and accrued interest has been repaid in full.

     In May 1999, we granted to Philip Uchno, our vice president, worldwide sales, an option to purchase 230,000 shares of common stock at an exercise price of $0.90 per share. In July 1999, Mr. Uchno exercised the option in full with funds we loaned him under a full recourse promissory note approved by our board of directors. The promissory note accrues interest at the rate of 5.22% per year and is due on July 31, 2003.

     In June 1999, we granted Shamshad Rashid, our vice president, business development, an option to purchase 180,000 shares of common at an exercise price of $1.65 per share. In July 1999, Ms. Rashid exercised the option in full with funds we loaned her under a full recourse promissory note approved by our board of directors. The promissory note accrues interest at the rate of 4.9% per year and is due on July 26, 2001.

     In November 1999, we granted options to purchase shares of common stock at an exercise price of $9.00(1) per share to the following executive officers:

- Mahmood Panjwani..........................................  100,000 shares
- Owen Carton...............................................   50,000 shares
- Mark Culhane..............................................   50,000 shares
- Rafiq Mohammadi...........................................   50,000 shares
- Shamshad Rashid...........................................   50,000 shares
- Philip Uchno..............................................   10,000 shares

     None of the above options has been exercised.
---------------
(1) Except with respect to Mr. Panjwani, Mr. Rashid and Mr. Mohammadi, who each own more than 10% of our outstanding stock and as such have an exercise price which equals 110% of fair market value on the date of grant.

OTHER INSIDER ARRANGEMENTS

     Before founding iManage, Mahmood Panjwani, our president and chief executive officer, and Shamshad Rashid, our vice president, business development and Mr. Panjwani's spouse, operated Q-Image Corporation, a consulting services company founded by Mr. Panjwani. Mr. Panjwani served as president of Q-Image from

August 1988 to December 1997. Ms. Rashid has continued her involvement with Q-Image where she has served as president since December 1997. Ms. Rashid estimates that she dedicates approximately 95% of her time to iManage. Currently, Mr. Panjwani and Ms. Rashid jointly hold a 90% ownership in Q-Image.

     From 1995 until late 1998, we subleased office space in Sunnyvale, California from Q-Image. During 1998, we paid a total of $54,000 in rent to Q-Image. In November 1998, we moved to our current location in San Mateo, California and we terminated our sublease arrangement with Q-Image for the Sunnyvale facility. Q-Image now subleases office space from us in our San Mateo facility for $84,600 per year for 1999 and $91,650 per year for 2000 under a written sublease agreement.

     Since 1997, we have engaged Q-Image for personnel recruiting services under an arrangement where we pay Q-Image a placement fee amounting to 25% of the base salary of the candidates we hire. During 1998, we paid a total of $101,575 in placement fees to Q-Image under the terms of a written agreement. Although this written agreement expired in August 1999, we are currently negotiating with Q-Image to renew the agreement. During the period ended December 31, 1999, we paid a total of $155,250 in placement fees to Q-Image.

     We are presently utilizing the services of several full-time consultants who were referred to us by Q-Image. Under our current arrangement with Q-Image, we pay fees to Q-Image equivalent to the salaries and incentive pay of these consultants. We also pay additional fees to Q-Image to cover the cost of employee benefits provided by Q-Image to these individuals. We have in the past, and may in the future, hire consultants from Q-Image as full-time iManage employees. During 1998 we paid Q-Image $365,826 for the services of these consultants and $602,128 for the period ended December 31, 1999.

     Mahmood Panjwani loaned us $25,000 on November 14, 1996, $10,000 on December 12, 1996 and $15,000 on December 19, 1996. Each loan accrued interest at the rate of 10% per year and was repaid in full on September 14, 1998.

     Rafiq Mohammadi loaned us $24,010 on October 10, 1995 and $5,000 on June 25, 1996. Each loan accrued interest at the rate of 10% per year. Mr. Mohammadi was repaid $10,000 of this loan in two installments of $7,000 in May 1997 and $3,000 in August 1997, and the balance was repaid in full on September 14, 1998.

     On November 4, 1999, we repurchased 166,666 shares of common stock from Mr. Mohammadi at a price of $4.50 per share for a total repurchase price of $749,997. The number of shares repurchased represents less than 10% of the shares held by Mr. Mohammadi immediately before the repurchase.

     On April 5, 2000, we made a loan to Mark Culhane for $1,000,000. The loan carries interest at 5% per annum and principal and interest are due October 31, 2000. Outstanding principal and accrued interest may be renewed at October 31, 2000 upon agreement of the parties. The loan is secured by 165,000 shares of iManage common stock.

     All of the transactions described above were approved by disinterested directors of the board of directors. As a result, we believe those transactions were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. We intend that all future transactions, including the agreements with Q-Image and loans between us and our officers, directors and principal stockholders and their affiliates, will be approved by a majority of the board of directors. In addition, we intend that all of these future transactions will take place on terms no less favorable to us than could be obtained from unaffiliated third parties.

                        COMPARISON OF STOCKHOLDER RETURN

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the graph shall not be deemed to be incorporated by reference onto any such filings.

     The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock from November 17, 1999, the date of the Company's initial public offering at $11.00 per share, through the end of the Company's fiscal year ended December 31, 1999, with the percentage change in the cumulative total return for the Nasdaq National Market (U.S. Companies) Index and Nasdaq Computer and Data Processing Services Group Index. The comparison assumes an investment of $100 on November 17, 1999 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future performance.

                               PERFORMANCE GRAPH

                                                                                                         NASDAQ COMPUTER & DATA
                                                         IMANAGE                NASDAQ COMPOSITE               PROCESSING
                                                         -------                ----------------         ----------------------
November 17, 1999                                        100.00                      100.00                      100.00
November 30, 1999                                        153.81                      102.01                      104.86
December 31, 1999                                        130.46                      124.38                      142.05

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at 2121 South El Camino Real, Suite 400, San Mateo, California 94403, not later than December 28, 2000, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in iManage's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this proxy statement, the only business which the board of directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By order of the board of directors

                                          /s/ MARK CULHANE
                                          --------------------------------------
                                          Mark Culhane
                                          Secretary
May 16, 2000
                                 iMANAGE, INC.

                         AMENDED 1997 STOCK OPTION PLAN


        1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

              1.1 ESTABLISHMENT. The iManage, Inc. 1997 Stock Option Plan (the "PLAN") was established effective as of June 2, 1997. On August 30, 1999, the Plan was amended and retitled the "Amended 1997 Stock Option Plan", effective as of the date the Company first registers its Stock under Section 12 of the Exchange Act.

              1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

              1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

        2. DEFINITIONS AND CONSTRUCTION.

              2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                     (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

                     (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                     (c) "COMMITTEE" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                     (d) "COMPANY" means iManage, Inc., a Delaware corporation, or any successor corporation thereto.

                     (e) "CONSULTANT" means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to
Section 13 or 15(d) of the Exchange Act, registration on a form S-8 Registration Statement under the Securities Act.

                     (f) "DIRECTOR" means a member of the Board or of the board of directors of any other Participating Company.

                     (g) "DISABILITY" means the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code.

                     (h) "EMPLOYEE" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

                     (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                     (j) "FAIR MARKET VALUE" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                        (i) If, on such date, there is a public market for the Stock, the Fair Market Value of a share of Stock shall be the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq Small-Cap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion.

                        (ii) If, on such date, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

                     (k) "INCENTIVE STOCK OPTION" means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

                     (l) "INSIDER" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

                     (m) "NONEMPLOYEE DIRECTOR" means a Director of the Company who is not an employee.

                     (n) "NONEMPLOYEE DIRECTOR OPTION" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) granted to a Nonemployee Director pursuant to the terms and conditions of Section 7. Nonemployee Director Options shall be Nonstatutory Stock Options.

                     (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

                     (p) "OPTION" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

                     (q) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof. An Option Agreement may consist of a form of "Notice of Grant of Stock Option" and a form of "Stock Option Agreement" incorporated therein by reference, or such other form or forms as the Board may approve from time to time.

                     (r) "OPTIONEE" means a person who has been granted one or more Options.

                     (s) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                     (t) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation.

                     (u) "PARTICIPATING COMPANY GROUP" means, at any point in time, all corporations collectively which are then Participating Companies.

                     (v) "RULE 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

                     (w) "SECTION 162(m)" means Section 162(m) of the Code and the regulations promulgated thereunder.

                     (x) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                     (y) "SERVICE" means an Optionee's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. Furthermore, an Optionee's Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Optionee's Service shall be deemed to have terminated unless the Optionee's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee's Option Agreement. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its sole discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination.

                     (z) "STOCK" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

                     (aa) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

                     (bb) "TEN PERCENT OWNER OPTIONEE" means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

              2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        3. ADMINISTRATION.

              3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

              3.2 ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

              3.3 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

                     (i) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

                     (ii) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

                     (iii) to determine the Fair Market Value of shares of Stock or other property;

                     (iv) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

                     (v) to approve one or more forms of Option Agreement;

                     (vi) to amend, modify, extend, or renew, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

                     (vii) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's termination of Service with the Participating Company Group;

                     (viii) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

                     (ix) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

              3.4 COMMITTEE COMPLYING WITH SECTION 162(m). If a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of
Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

        4. SHARES SUBJECT TO PLAN.

              4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Six Million (6,000,000), cumulatively increased on January 1, 2001, and each January 1 thereafter, by an amount equal to the lesser of (a) Five Percent (5%) of the number of shares of Stock issued and outstanding on the immediately preceding December 31, or (b) a lesser amount of shares determined by the Board, and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. In addition, except as adjusted pursuant to Section 4.2, in no event shall more than 6,000,000 shares of Stock be cumulatively available for issuance pursuant to the exercise of Incentive Stock Options (the "ISO SHARE ISSUANCE LIMIT"). If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

              4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan, the ISO Share Issuance Limit, the Section 162(m) Grant Limit described in Section 5.4 below, the Nonemployee Director Options described in Section 7 below and to any outstanding Options, to the automatic Nonemployee Director Option grant provisions set forth in Section 7.1, and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 9.1) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, as determined by the Board, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section
4.2 shall be final, binding and conclusive.

        5. ELIGIBILITY AND OPTION LIMITATIONS.

              5.1 PERSONS ELIGIBLE FOR OPTIONS. Options may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, "Employees," "Consultants" and "Directors" shall include prospective Employees, prospective Consultants and prospective Directors to whom Options are granted in connection with written offers of an employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one (1) Option.

              5.2 OPTION GRANT RESTRICTIONS. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1. Nonemployee Director Options may be granted only to a person who at the time of grant is a Nonemployee Director.

              5.3 FAIR MARKET VALUE LIMITATION. To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this
Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

              5.4 SECTION 162(m) GRANT LIMIT. Subject to adjustment as provided in Section 4.2, at any such time as a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than ______________________shares of Stock (the "SECTION 162(m) GRANT LIMIT"). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

        6. TERMS AND CONDITIONS OF OPTIONS.

              Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and, except as otherwise set forth in Section 7 with respect to Nonemployee Director Options, shall comply with and be subject to the following terms and conditions:

              6.1 EXERCISE PRICE. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (a) the exercise price per share for an

Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

              6.2 EXERCISE PERIOD. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of the grant of the Option.

              6.3 PAYMENT OF EXERCISE PRICE.

                     (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"), (iv) provided that the Optionee is an Employee, by the Optionee's promissory note in a form approved by the Company, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in Section 8, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

                     (b) TENDER OF STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                     (c) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

                     (d) PAYMENT BY PROMISSORY NOTE. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

              6.4 TAX WITHHOLDING. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Optionee.

              6.5 EFFECT OF TERMINATION OF SERVICE.

                     (a) OPTION EXERCISABILITY. Except as otherwise provided herein or in the Option Agreement, subject to earlier termination of the Option as otherwise provided herein or therein, an Option shall be exercisable after an Optionee's termination of Service as follows:

                        (i) Disability. If the Optionee's Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of six (6) months (or such other period of time as determined by the Board, in its sole discretion) after the date on which the Optionee's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Option Agreement evidencing such Option (the "OPTION EXPIRATION DATE").

                        (ii) Death. If the Optionee's Service with the Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of six (6) months (or such other period of time as determined by the Board, in its sole discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's termination of Service.

                        (iii) Other Termination of Service. If the Optionee's Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee within thirty (30) days (or such other period of time as determined by the Board, in its sole discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

                     (b) EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 12 below, the Option shall remain exercisable until thirty (30) days after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

                     (c) EXTENSION IF OPTIONEE SUBJECT TO SECTION 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.5(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date.


        7. TERMS AND CONDITIONS OF NONEMPLOYEE DIRECTOR OPTIONS.

              Nonemployee Director Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Such Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

              7.1 AUTOMATIC GRANT. Subject to execution by a Nonemployee Director of an appropriate Option Agreement, Nonemployee Director Options shall be granted automatically and without further action of the Board, as follows:

                     (a) INITIAL OPTION. Each person who first becomes a Nonemployee Director after the effective date of the initial public offering of the Company's Stock (the

"EFFECTIVE DATE") shall be granted on the date he or she first becomes a Nonemployee Director a Nonemployee Director Option to purchase thirty thousand (30,000) shares of Stock (an "Initial Option"). Notwithstanding anything herein to the contrary, an Initial Option shall not be granted to a Director who previously did not qualify as a Nonemployee Director but subsequently becomes a Nonemployee Director as a result of the termination of his or her status as an Employee.

                     (b) ANNUAL OPTION. Each Nonemployee Director (including any Director who previously did not qualify as a Nonemployee Director but who subsequently becomes a Nonemployee Director) shall be granted on the date of each Nonemployee Director's re-election to the Board at an annual meeting of the stockholders of the Company which occurs after the Effective Date (an "ANNUAL MEETING") an Option to purchase shares of Stock equal to ten thousand (10,000) shares of Stock multiplied by the number of years in the term for which the Nonemployee Director is elected to serve (an "ANNUAL OPTION"). Notwithstanding the foregoing, a Nonemployee Director who has not served continuously as a Director of the Company for at least one (1) year as of the date of such Annual Meeting shall not receive an Annual Option on such date.

                     (c) RIGHT TO DECLINE NONEMPLOYEE DIRECTOR OPTION. Notwithstanding the foregoing, any person may elect not to receive a Nonemployee Director Option by delivering written notice of such election to the Board no later than the day prior to the date such Nonemployee Director Option would otherwise be granted. A person so declining a Nonemployee Director Option shall receive no payment or other consideration in lieu of such declined Nonemployee Director Option. A person who has declined a Nonemployee Director Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date such Nonemployee Director Option would be granted pursuant to Section 7.1(a) or (b), as the case may be.

              7.2 EXERCISE PRICE. The exercise price per share of Stock subject to a Nonemployee Director Option shall be the Fair Market Value of a share of Stock on the date the Nonemployee Director Option is granted.

              7.3 EXERCISE PERIOD. Each Nonemployee Director Option shall terminate and cease to be exercisable on the date ten (10) years after the date of grant of the Nonemployee Director Option unless earlier terminated pursuant to the terms of the Plan or the Option Agreement.

              7.4 RIGHT TO EXERCISE NONEMPLOYEE DIRECTOR OPTIONS.

                     (a) INITIAL OPTIONS. Except as otherwise provided in the Plan or in the Option Agreement and provided that the Optionee's Service has not terminated prior to the respective date set forth below, an Initial Option granted pursuant to Section 7.1(a) shall become vested and exercisable cumulatively as follows: (A) 1/3 of the shares shall vest on the first anniversary of the date of grant of the Initial Option, and (B) the remainder of the shares shall vest in equal monthly increments over the following two (2) years.

                     (b) ANNUAL OPTIONS. Except as otherwise provided in the Plan or in the Option Agreement and provided the Optionee's Service has not terminated prior to the relevant date, each Annual Option shall become vested and exercisable in equal monthly increments over a period equal to the term that the Nonemployee Director is elected to serve on the Board.

                     (c) EFFECT OF TRANSFER OF CONTROL. Notwithstanding the foregoing, in the event of a Transfer of Control which occurs prior to the Optionee's termination of Service, any unexercisable or unvested portion of any outstanding Nonemployee Director Option held by the Optionee shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Transfer of Control. The exercise or vesting of any such Nonemployee Director Option shall be conditioned upon the consummation of the Transfer of Control. In addition, if the Nonemployee Director no longer serves as a Director of the Company after such transaction, any Nonemployee Director Option held by such Optionee, to the extent unexercised and exercisable on the date of the Transfer of Control, may be exercised within twelve (12) months after the Transfer of Control, but in any event no later than the Option Expiration Date.

        8. STANDARD FORMS OF OPTION AGREEMENT.

              8.1 GENERAL. Unless otherwise provided herein or by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the standard form of Option Agreement adopted by the Board and as amended from time to time.

              8.2 NONEMPLOYEE DIRECTOR OPTION. Each Nonemployee Director Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement (Nonemployee Director Option) adopted by the Board and as amended from time to time.

              8.3 AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 8 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement shall be in accordance with the terms of the Plan.

        9. TRANSFER OF CONTROL.

              9.1 DEFINITIONS.

                     (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company:

                        (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

                        (ii) a merger or consolidation in which the Company is a party;

                        (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

                        (iv) a liquidation or dissolution of the Company.

                     (b) A "TRANSFER OF CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

              9.2 EFFECT OF TRANSFER OF CONTROL ON OPTIONS. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. For purposes of this
Section 9.2, an Option shall be deemed assumed if, following the Transfer of Control, the Option confers the right to purchase, for each share of Stock subject to the Option immediately prior to the Transfer of Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Stock on the effective date of the Transfer of Control was entitled. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 9.1(a)(i) constituting a Transfer of Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its sole discretion.

        10. PROVISION OF INFORMATION.

              Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

        11. NONTRANSFERABILITY OF OPTIONS.

              During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act.

        12. COMPLIANCE WITH SECURITIES LAW.

              The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

        13. INDEMNIFICATION.

              In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

        14. TERMINATION OR AMENDMENT OF PLAN.

              The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's stockholders, there shall be
(a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2),
(b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

                                  IMANAGE, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 21, 2000

                       SOLICITED BY THE BOARD OF DIRECTORS


        The undersigned hereby appoints Mahmood Panjwani and Mark Culhane, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in iManage, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Menlo Room of the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, 94025 on June 21, 2000 at 10:00 a.m. Pacific Daylight Time, and at any adjournment or postponement thereof
(1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated May 16, 2000 (the "Proxy Statement"), receipt of which is hereby acknowledged, and
(2) in their discretion upon such other matters as may properly come before the meeting.


        THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE                   SEE REVERSE
                                                                SIDE

        Please mark
[X]     votes as in
        this example

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

        A vote FOR the following proposals is recommended by the Board of
Directors:

        1. To elect two (2) Class I directors to the iManage, Inc. board of directors to hold office for a three-year term and until their successors are elected and qualified:

              [ ]    FOR all nominees             [ ]    WITHHOLD AUTHORITY
                     listed below (except                to vote for all
                     as marked to the                    nominees listed
                     contrary below.)                    below.

        (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                                 Rafiq Mohammadi
                                 Moez R. Virani

        2. To amend the iManage, Inc. 1997 Stock Option Plan to modify the automatic annual reserve increase and establish a grant limit for the plan.

               [ ]   FOR           [ ]    AGAINST              [ ]   ABSTAIN

        3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2000.

               [ ]   FOR           [ ]    AGAINST              [ ]   ABSTAIN

                               MARK HERE   [ ]         MARK      [ ]
                                  FOR                 HERE IF
                                ADDRESS                 YOU
                              CHANGE AND              PLAN TO
                                NOTE AT                ATTEND
                                 LEFT                   THE
                                                      MEETING


PLEASE SIGN HERE. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.


Signature:                              Date:
          ---------------------              -----------------------

Signature:                              Date:
          ---------------------              -----------------------